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                                                                    EXHIBIT 4.13



     AMENDMENT NO. 1 TO THE WARRANT TO PURCHASE COMMON STOCK OF AVIALL, INC.


         THIS AMENDMENT NO. 1 TO THE WARRANT TO PURCHASE COMMON STOCK OF AVIALL, INC. No. ____ (this "AMENDMENT") is entered into as of December 30, 2002 between Aviall, Inc., a Delaware corporation (the "COMPANY") and _______________________ (the "HOLDER"). Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Warrant (as hereinafter defined).


                                   WITNESSETH:

         WHEREAS, the Company issued Warrant No. ___ on March 15, 2002 which entitles the Holder to initially purchase from the Company an aggregate of ________ duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company (the "WARRANT"); and

         WHEREAS, pursuant to Section 11.4 of the Warrant, the Company and Holder desire to amend the Warrant as herein set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.
                            AMENDMENT TO THE WARRANT

         1.1 Amendment to the Warrant. Effective upon the execution of this Amendment by the Company and Holder, the parties hereto agree to amend the Warrant as follows:

                  Section 2.1(b) of the Warrant is amended by (a) deleting the word "five" in the second line and replacing it with the word "three", and (b) deleting the number "5" in the second line and replacing it with the number "3".

                                   ARTICLE 2.
                              DELIVERY OF DOCUMENTS

         2.1 Documents. The Company shall deliver or cause to be delivered to the Holder contemporaneously with the execution and delivery hereof:

                  (a) resolutions of the Company authorizing the execution and delivery of this Amendment by the Company certified by the secretary of the Company; and



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                  (b) such other documents as the Holder may reasonably request.


                                   ARTICLE 3.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Holder:

         3.1 Authorization. The execution, delivery and performance by the Company of this Amendment have been authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

         3.2 No Conflict. Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (a) any provision of the Company's certificate or articles of incorporation or bylaws, (b) any law or regulation, or any order or decree of any court or government instrumentality, or (c) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its property is bound.


                                   ARTICLE 4.
                            MISCELLANEOUS PROVISIONS

         4.1 Reference to and Effect Upon the Warrant.

                  (a) Except as specifically amended above, the Warrant shall remain in full force and effect and is hereby ratified and confirmed.

                  (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default (each as defined in the Securities Purchase Agreement) or any right, power, privilege or remedy of the Holder under the Warrant, or constitute a waiver of any provision of the Warrant. Upon the effectiveness of this Amendment, each reference in the Warrant to this "this Warrant", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Warrant as amended hereby.

         4.2 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

         4.3 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.



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         4.4 Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which counterpart when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         4.5 Entire Agreement. This Amendment and the Warrant, including all exhibits attached thereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supercedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.



                                        AVIALL, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        HOLDER


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------




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